UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2019

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Item 1.01.             Entry into a Material Definitive Agreement

On April 29, 2019, Ribbon Communications Inc. (the “Company”) entered into a Senior Secured Credit Facilities Amended and Restated Credit Agreement (the “Credit Agreement”), by and among the Company, as a guarantor, Ribbon Communications Operating Company, Inc., as the borrower (“Borrower”), Silicon Valley Bank, as administrative agent (in such capacity, the “Administrative Agent”), issuing lender, swingline lender and joint lead arranger, Citizens Bank, N.A., as lender and joint lead arranger, SunTrust Bank, as lender and documentation agent, and the other lenders party thereto (each, together with Silicon Valley Bank, Citizens Bank, N.A. and SunTrust Bank, referred to individually as a “Lender”, and collectively, the “Lenders”).

The Credit Agreement amends and restates in its entirety the existing Senior Secured Credit Facilities Credit Agreement entered into on December 21, 2017, by and among the Company, the Borrower, Silicon Valley Bank as administrative agent, issuing lender, swingline lender and lead arranger and the lenders party thereto, as amended from time to time (the “Prior Credit Agreement”).

The Credit Agreement provides for $150 million of commitments from the lenders to the Borrower (the “Credit Facilities”), comprised of a $50 million term loan facility that was advanced in full on April 29, 2019 (the “Term Loan Facility”) and a $100 million facility available for revolving loans (the “Revolving Loan Facility” and together with the Term Loan Facility, the “Senior Secured Credit Facilities”). $15 million of the Revolving Loan Facility is available for letters of credit and $15 million of the Revolving Loan Facility is available for swingline loans. The Senior Secured Credit Facilities established by the Credit Agreement are scheduled to mature in April 2024.  The Credit Agreement includes procedures for additional financial institutions to become lenders, or for any existing lender to increase its commitment under either the Term Loan Facility or the Revolving Loan Facility, subject to an aggregate increase of $75 million for all incremental commitments under the Credit Agreement. In addition to Silicon Valley Bank, Citizens Bank, N.A. and SunTrust Bank, JPMorgan Chase Bank, N.A. is also a Lender.

The indebtedness and other obligations under the Senior Secured Credit Facilities are unconditionally guaranteed on a senior secured basis by the Company, GENBAND US LLC, a wholly-owned domestic subsidiary of the Company, Edgewater Networks, Inc., a wholly-owned domestic subsidiary of the Company, Ribbon Communications Securities Corp., a wholly-owned domestic subsidiary of the Company  (collectively, the “Guarantors”) and each other material US domestic subsidiary of the Company. The Senior Secured Credit Facilities are secured by first-priority liens on substantially all of the assets of the Borrower and the Guarantors, including the Company.

The Credit Agreement requires periodic interest payments until maturity. The Borrower may prepay all revolving loans under the Credit Agreement at any time without premium or penalty (other than customary LIBOR breakage costs), subject to certain notice requirements.

Loans incurred under the Senior Secured Credit Facilities bear interest at the Borrower’s option at either the LIBOR rate plus a margin ranging from 1.50% to 3.00% per year or the base rate (the highest of the Federal Funds rate plus 0.50%, or the prime rate announced from time to time in The Wall Street Journal) plus a margin ranging from 0.50% to 2.00% per year (such margins being referred to as the “Applicable Margin”). The Applicable Margin varies depending on the Company’s consolidated leverage ratio (as defined in the Credit Agreement). The base rate and the LIBOR rate are each subject to a zero percent floor.

The Borrower is charged a commitment fee ranging from 0.20% to 0.30% per year on the daily amount of the unused portions of the commitments under the Credit Agreement. Additionally, with respect to all letters of credit outstanding under the Credit Agreement, the Borrower is charged a fronting fee of 0.125% per year and a participation fee equal to the Applicable Margin for base rate loans times the amount available to be drawn under each letter of credit.

The Credit Agreement requires compliance with certain financial covenants, including a minimum consolidated quick ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated leverage ratio, all of which are defined in the Credit Agreement and tested on a quarterly basis.

In addition, the Credit Agreement contains various covenants that, among other restrictions, limit the Company’s and its subsidiaries’ ability to incur or assume indebtedness; grant or assume liens; make acquisitions or engage in mergers; sell, transfer, assign or convey assets; repurchase equity and make dividend and certain other restricted payments; make investments; engage in transactions with affiliates; enter into sale and leaseback transactions; enter into burdensome agreements; change the nature of its business; modify their organizational documents; or amend or make prepayments on certain junior debt.

The Credit Agreement contains events of default that are customary for a secured credit facility. If an event of default relating to bankruptcy or other insolvency events with respect to a borrower occurs, all obligations under the Credit Agreement will immediately become due and payable. If any other event of default exists under the Credit Agreement, the lenders may accelerate the maturity of the obligations outstanding under the Credit Agreement and exercise other rights and remedies, including charging a default rate of interest equal to 2.00% per year above the rate that would otherwise be applicable.  In addition, if any event of default exists under the Credit Agreement, the lenders may commence foreclosure or other actions against the collateral.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On April 29, 2019 concurrently with the entry into the Credit Agreement, the Borrower repaid in full all outstanding amounts under that certain promissory note in the original principal amount of $22.5 million, dated as of October 27, 2017 (the “Promissory Note”) and terminated all obligations thereunder. The Borrower did not incur any early termination penalties in connection with the termination of the Promissory Note.

Item 2.02              Results of Operations and Financial Condition.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 2, 2019, the Company issued a press release reporting its financial results for the quarter ended March 31, 2019, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The foregoing disclosure in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

10.1

Senior Secured Credit Facilities Amended and Restated Credit Agreement, dated April 29, 2019, among the Company, as a guarantor, Ribbon Communications Operating Company, Inc., as the borrower, Silicon Valley Bank, as administrative agent, issuing lender, swingline lender and joint lead arranger, Citizens Bank, N.A., as lender and joint lead arranger, SunTrust Bank, as lender and documentation agent, and the other lenders party thereto.

99.1	Press release of Ribbon Communications Inc., dated May 2, 2019, reporting its financial results for the quarter ended March 31, 2019, furnished hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2019	RIBBON COMMUNICATIONS INC.

	By:	Daryl E. Raiford
Name: Daryl E. Raiford
Title: Executive Vice President and Chief Financial Officer